Exhibit 10.3

Subscription Agreement for All Shares Offered through a Debt-to-Equity Swap

Tokyo Lifestyle Co.,Ltd. (hereinafter referred to as the “Company” or “Party A”) and TOKUSHIN G.K. (hereinafter referred to as “Party B”) hereby enter into this Agreement as follows with respect to Party B’s subscription for 12,106,893 common shares (hereinafter referred to as the “Offered Shares”) to be issued and allotted by Party A pursuant to the resolution of the Board of Directors of Party A held on September 10, 2026.

Article 1 (Offering Terms)

The terms and conditions of the offering of the Offered Shares shall be as follows:

Details

(1)	Number of Offered Shares:	12,106,893 common shares

(2)	Value of Property Contributed in Kind:

The principal amount of the loan receivable held by Party B against Party A: an amount equivalent to JPY 510,000,000. (The amount of monetary claim contributed in respect of each Offered Share shall be an amount calculated by dividing the amount equivalent to JPY 510,000,000 by 12,106,893 shares.)

(3)	Date of Contribution of Property in Kind:	September 29, 2026

(4)	Allottee:	Party B

(5)	Amount of Increase in Capital:	JPY 255,000,000

(6)	Amount of Increase in Capital Reserve:	JPY 255,000,000

Article 2 (Method of Subscription)

1	Party B shall subscribe for all of the Offered Shares in accordance with the terms and conditions of the offering set forth in the preceding Article.

2	Pursuant to Article 205 of the Companies Act of Japan, the procedures for applying for the subscription of shares as prescribed in Article 203 of the Companies Act and the procedures for allotment as prescribed in Article 204 of the same Act shall not be required, and shall be deemed to have been completed by the execution of this Agreement.

Article 3 (Method of Contribution in Kind)

1	As consideration for the subscription for the Offered Shares, Party B shall contribute in kind to Party A the loan principal receivable in the amount of JPY 510,000,000 held by Party B against Party A (hereinafter referred to as the “Loan Receivable”).

2.	The Loan Receivable shall mean the principal amount of the loan receivable in the amount of JPY 510,000,000 held by Party B against Party A pursuant to the Subordinated Loan Agreement dated November 27, 2025, as amended by the Amendment Agreement to the Subordinated Loan Agreement dated September 10, 2026.

3.	On September 29, 2026, Party B shall contribute the Loan Receivable to Party A as property in kind in satisfaction of its contribution obligation in connection with the subscription for the Shares, and Party A shall accept such contribution.

4.	Upon completion of the contribution set forth in the preceding paragraph, the Loan Receivable shall be extinguished in its entirety.

Article 4 (Acknowledgments and Representations and Warranties)

Party A and Party B hereby confirm that, as of the date of execution of this Agreement, the Loan Receivable legally and validly exists, that the outstanding principal amount thereof is JPY 510,000,000, and that the repayment date thereof has arrived.

2.	Party A confirms that the book value of Party A’s liability relating to the Loan Receivable is JPY 510,000,000.

3.	Party B represents and warrants to Party A that it legally and validly holds the Loan Receivable and that it has neither assigned the Loan Receivable to any third party nor created any security interest or other rights thereon.

4.	Party A confirms that there are no grounds for set-off, rescission, defenses, or any other circumstances that would dispute the existence or amount of the Loan Receivable.

5.	Party B represents and warrants that it has duly completed all internal procedures required for the subscription for the Shares and the contribution of the Loan Receivable as property in kind under this Agreement.

Article 5 (Consultation)

Any matters not provided for in this Agreement shall be determined through consultation between Party A and Party B from time to time.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate, and each Party shall retain one original.

September 10, 2026

(Party A)	Harumi Bld,2-5-9,Kotobashi,Sumida-Ku,Tokyo

Tokyo Lifestyle Co.,Ltd.

Authorized person for entering into the agreement pursuant to the Board resolution dated September 10, 2026

Director         YOUICHIRO HAGA          SEAL

(Party B)	Room4804,2-3-30,Harumi,Chuo-Ku,Tokyo

TOKUSHIN G.K.

Representative Member     MEI KANAYAMA      SEAL

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